UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 17, 2011

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Form 8-K/A amends the Current Report on Form 8-K of DCP Midstream Partners, LP, or the Partnership, filed on June 17, 2011 (the “Original 8-K”), which provided updated audited consolidated financial statements of the Partnership as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 to give effect to certain acquisitions referenced in the Original 8-K. This Form 8-K/A is being filed to clarify that the audited consolidated financial statements of the Partnership that were filed as Exhibit 99.3 to the Original 8-K replaced the audited consolidated financial statements of the Partnership included in Item 8 in the Partnership’s 2010 Form 10-K, filed with the SEC on March 1, 2011. The Original 8-K did not affect Item 15 of the Form 10-K as it pertains to the audited consolidated financial statements of Discovery Producer Services LLC.

With the exception of the foregoing items, no other information in the Original 8-K has changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

August 17, 2011